EXHIBIT 2.1










                      PLAN AND AGREEMENT OF SHARE EXCHANGE



                                 by and between



                             ADMIRALTY CORPORATION,



                              RUBY MINING COMPANY,



                                       and



                                U.S. ENERGY CORP.



                            Dated as of March 2, 2001










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                                TABLE OF CONTENTS

                                                                            Page



                                    ARTICLE I

                    TRANSACTIONS AND TERMS OF SHARE EXCHANGE

Section 1.01. Share Exchange...................................................1
Section 1.02. Time and Place of Closing........................................1
Section 1.03. Effective Time...................................................2

                                   ARTICLE II

                             TERMS OF SHARE EXCHANGE

Section 2.01. Articles of Incorporation........................................2
Section 2.02. Bylaws...........................................................2
Section 2.03. Officers and Directors...........................................2
Section 2.04. Tax-Free Reorganization..........................................2

                                   ARTICLE III

                           MANNER OF CONVERTING SHARES

Section 3.01. Share Exchange Consideration.....................................2
Section 3.02. Conversion of Shares.............................................2
Section 3.03. Shares Held by Admiralty.........................................3
Section 3.04. Fractional Shares................................................3
Section 3.05. Stock Options....................................................3

                                   ARTICLE IV

                               EXCHANGE OF SHARES

Section 4.01. Exchange Agent...................................................3
Section 4.02. Deposit of Certificates with Exchange Agent......................3
Section 4.03. Exchange Procedures..............................................4
Section 4.04. Rights of Former Admiralty Owners................................4
Section 4.05. No Further Ownership Rights in Admiralty Stock...................4
Section 4.06. No Fractional Shares.............................................4
Section 4.07. No Liability.....................................................4
Section 4.08. Lost Certificates................................................5
Section 4.09. Withholding Rights...............................................5
Section 4.10. Further Assurances...............................................5
Section 4.11. Dissenting Shares................................................5


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                                    ARTICLE V

                              SHAREHOLDER APPROVAL

Section 5.01. Shareholder Approval.............................................6

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF Admiralty

Section 6.01. Organization, Authority and Capacity.............................7
Section 6.02. Authorization and Validity.......................................7
Section 6.03. Absence of Conflicting Agreements or Required Consents...........7
Section 6.04. Governing Documents of Admiralty.................................7
Section 6.05. Outstanding and Authorized Capitalization........................8
Section 6.06. Financial Statements.............................................8
Section 6.07. Absence of Changes...............................................9
Section 6.08. No Undisclosed Liabilities......................................10
Section 6.09. Litigation, Etc.................................................10
Section 6.10. Real and Personal Property......................................10
Section 6.11. Insurance Policies..............................................10
Section 6.12. Taxes...........................................................10
Section 6.13. Required Vote of Admiralty Shareholders.........................10
Section 6.14. Brokerage.......................................................11
Section 6.15. Statements True and Correct.....................................11

                                   ARTICLE VII

                      REPRESENTATIONS AND WARRANTIES OF RMC

Section 7.01. Organization, Authority and Capacity............................11
Section 7.02. Authorization and Validity......................................11
Section 7.03. Absence of Conflicting Agreements or Required Consents..........12
Section 7.04. Governing Documents.............................................12
Section 7.05. Outstanding and Authorized Capitalization.......................12
Section 7.06. Reports and Financial Statements................................12
Section 7.07. Absence of Changes..............................................13
Section 7.08. No Undisclosed Liabilities......................................13
Section 7.09. No Violation of Law.............................................13

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

Section 8.01. Access to Information...........................................13
Section 8.02. No-Shop.........................................................14

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Section 8.03. Affirmative Covenants of Admiralty..............................14
Section 8.04. Negative Covenants of Admiralty.................................15
Section 8.05. Affirmative Covenants of RMC....................................16
Section 8.06. Negative Covenants of RMC.......................................16
Section 8.07. Confidentiality.................................................17
Section 8.08. Public Announcements............................................17
Section 8.09. Filings with State Offices......................................17
Section 8.10. Conditions to Closing...........................................17
Section 8.11. Sale of Shares; Shareholder Approval............................17

                           ARTICLE IX

                        CONDITIONS TO OBLIGATIONS OF RMC

Section 9.01. Representations and Warranties..................................18
Section 9.02. Performance; Covenants..........................................18
Section 9.03. Necessary Consents and Approvals................................19
Section 9.04. No Material Adverse Change......................................19
Section 9.05. No Injunction, Etc..............................................19
Section 9.06. Admiralty Shareholder Approval..................................19
Section 9.07. Financial Statements............................................19
Section 9.08. Certificate of Share Exchange...................................20
Section 9.09. Tax-Free Share Exchange.........................................20
Section 9.10. Evidence of Compliance with Securities Laws.....................20

                                    ARTICLE X

                     CONDITIONS TO OBLIGATIONS OF Admiralty

Section 10.01.Representations and Warranties..................................20
Section 10.02.Performance; Covenants..........................................20
Section 10.03.No Material Adverse Change......................................21
Section 10.04.No Injunction, Etc..............................................21
Section 10.05.Certificate of Share Exchange...................................21
Section 10.05.Tax-Free Share Exchange.........................................21
Section 10.06.Shareholder Approval............................................21

                                   ARTICLE XI

                                   TERMINATION

Section 11.01.Right of Termination............................................21
Section 11.02.Effect of Termination...........................................22

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                                   ARTICLE XII

                       SURVIVAL OF TERMS; INDEMNIFICATION

Section 12.01.Survival........................................................22
Section 12.02.Indemnification by Admiralty....................................22
Section 12.03.Indemnification by RMC..........................................23

                                   ARTICLE XII

CERTAIN DEFINITIONS...........................................................23

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

Section 14.01.        Notices.................................................25
Section 14.02.        Expenses................................................25
Section 14.03.        Further Assurances......................................25
Section 14.04.        Waiver..................................................25
Section 14.05.        Assignment..............................................25
Section 14.06.        Binding Effect..........................................25
Section 14.07.        Headings................................................26
Section 14.08.        Entire Agreement........................................26
Section 14.09.        Governing Law; Severability.............................26
Section 14.10.        Counterparts............................................26
Section 14.11.        Brokers and Finders.....................................26
Section 14.12.        Schedules and Exhibits..................................26
Section 14.13.        Enforcement of Agreement................................26

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                      PLAN AND AGREEMENT OF SHARE EXCHANGE


     THIS PLAN AND AGREEMENT OF SHARE EXCHANGE ("Agreement") is made and entered into as of March 2, 2001, by and between ADMIRALTY CORPORATION, a Georgia corporation ("Admiralty"); RUBY MINING COMPANY, a Colorado corporation ("RMC"); and U.S. ENERGY CORP., a Wyoming corporation ("USE").

                             STATEMENT OF BACKGROUND

     The Boards of Directors of each of Admiralty and RMC believe it is in their best interests and in the best interests of their respective shareholders that RMC acquire Admiralty through a share exchange pursuant to the specific terms and provisions of this Agreement (the "Share Exchange") and, in furtherance thereof, have approved the Share Exchange. The parties shall consummate the Share Exchange in accordance with the provisions of the Georgia Business Corporation Code (the "GBCC") and the Colorado Business Corporation Act ("CBCA").

     Subject to the specific terms and conditions of this Agreement, the result of the Share Exchange will be (among other things) that, from and after the Effective Time (as defined below), (i) Admiralty will be a wholly-owned subsidiary of RMC, and (ii) the current holders of the issued and outstanding shares of common stock of Admiralty, except for those stockholders exercising dissenter's rights in accordance with the GBCC, will become the holders of certain newly-issued shares of common stock of RMC.

     For Federal income tax purposes, it is intended that the Share Exchange will qualify as a reorganization under the provisions of Section 368(a) of the Code, and the parties to this Agreement intend to adopt this Agreement as a
"plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     The parties desire to make certain representations and warranties and other agreements in connection with the Share Exchange, as more specifically set forth in this Agreement.

                             STATEMENT OF AGREEMENT

     In consideration of the above and the mutual warranties, representations, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE I

                    TRANSACTIONS AND TERMS OF SHARE EXCHANGE

     SECTION 1.01. SHARE EXCHANGE. The manner and basis of the Share Exchange will be as follows:

          (a) At the Effective Time (as defined below), all current stockholders of Admiralty (the "Current Admiralty Shareholders") will have the right to exchange their shares of common stock in Admiralty (the "Admiralty Common Stock") for newly-issued shares


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     of common stock,  $0.001 par value,  of RMC (the  "Newly-Issued  RMC Common
     Stock"), in the manner provided herein. Notwithstanding the foregoing, any Current Admiralty Shareholder not desiring to exchange shares will be entitled to dissenters' rights as provided in the GBCC. Any Current Admiralty Shareholder who does not exercise dissenters' rights as provided in the GBCC will be deemed to have consented to the Share Exchange.

          (b) At the Effective Time, RMC will, without any further action on its part or on the part of the Admiralty Shareholders, automatically and by operation of law acquire and become the owner for all purposes of all the then issued and outstanding shares of Admiralty Common Stock and will be entitled to have issued to it by Admiralty a certificate or certificates representing the Admiralty Common Stock. Thereafter, (i) Admiralty will be a wholly-owned subsidiary of RMC, and (ii) RMC will have full and exclusive power to vote the Admiralty Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

          (c) At the Effective Time, all previously issued and outstanding certificates representing shares of Admiralty Common Stock (the "Admiralty Certificates") will automatically and by operation of law cease to represent shares of Admiralty Common Stock or any interest therein. Thereafter, (i) no holder of an Admiralty Certificate will be entitled to vote the shares of Admiralty Common Stock formerly represented by such certificate, or to receive dividends thereon, or to exercise any other rights of ownership in respect thereof, and (ii) each Current Admiralty Shareholder will be obligated to surrender all Admiralty Certificates in accordance with Article IV below.

          (d) At the Effective Time (and subject to the Admiralty Shareholders' obligation to surrender Admiralty Certificates), RMC will become obligated to (i) issue to each Current Admiralty Shareholder who does not elect to exercise dissenters' rights as provided in the GBCC, the number of shares of Newly-Issued RMC Common Stock set forth in attached Exhibit A, and (ii) deliver to each such Current Admiralty Shareholder one or more share certificates representing such shares of Newly-Issued RMC Common Stock.

          (e) At the Effective Time, Two Million Three Hundred Sixty Four Thousand Twenty Seven (2,364,027) shares of the issued and outstanding shares of common stock, $0.001 par value, of RMC (the "RMC Common Stock") currently owned by USE will, without any further action on the part of RMC or USE, be fully and completely cancelled and all previously issued and outstanding certificates representing such shares will automatically and by operation of law cease to represent shares of common stock of RMC. USE shall surrender to the Exchange Agent (as defined below) for cancellation all certificates representing the shares cancelled pursuant to the immediately preceding sentence, together with a letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent. Following the Effective Time, USE will retain One Million Three Hundred Thousand (1,300,000) shares of RMC Common Stock currently owned by USE. On the Closing Date, RMC shall issue to USE, to be effective as of the Effective Time, a two-year warrant to purchase an additional


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     Five  Hundred  Thousand  (500,000)  shares  of  common  stock  of RMC for a purchase price of Three Dollars ($3.00) per share.

     SECTION 1.02. TIME AND PLACE OF CLOSING. The closing of the Share Exchange (the "Closing") will take place at a specific time and location determined by the mutual agreement of the parties which will be no later than March 31, 2001 (the "Closing Date").

     SECTION 1.03. EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall file a Certificate of Share Exchange executed in accordance with the relevant provisions of the GBCC and shall make all other filings or recordings required under the GBCC and the CBCA as soon as practicable on or after the Closing Date. The Share Exchange and other transactions contemplated by this Agreement will become effective on the date and at the time the Certificate of Share Exchange reflecting the Share Exchange shall become effective with the Secretary of State of the State of Georgia, or at such other time and date as specified in the Certificate of Share Exchange (the "Effective Time").

                                   ARTICLE II

                       ADDITIONAL TERMS OF SHARE EXCHANGE

     SECTION 2.01. OFFICERS AND DIRECTORS. At the Closing, the current directors of RMC shall (i) appoint to serve as the directors of RMC the then-current directors of Admiralty, and (ii) resign as directors of RMC, both of which actions will be effective as of the Effective Time.

     SECTION 2.02. FEES. On the Closing Date, Admiralty shall pay to USE for services in connection with the negotiation of this Agreement the sum of Three Hundred Twenty Five Thousand Dollars ($325,000) (the "Exchange Services Fee"). USE hereby acknowledges receipt from Admiralty of a non-refundable deposit in the amount of Twenty Five Thousand Dollars ($25,000), which will be fully credited towards payment of the Exchange Services Fee.

     SECTION 2.03. TAX-FREE REORGANIZATION. For Federal income tax purposes, it is intended that the Share Exchange will qualify as a reorganization under the provisions of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     SECTION 2.04. LOCKED SHARES. For a period of one (1) year after the Closing, USE shall not sell or otherwise dispose of 500,000 shares of the RMC Common Stock retained by USE pursuant to this Agreement. After the one-year anniversary of the Closing, Admiralty shall use its best efforts to insure that any and all restrictive legends are removed, as soon as such removal is legal, from all shares of RMC Common Stock retained by USE pursuant to this Agreement.

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                                  ARTICLE III

            ADDITIONAL PROVISIONS APPLICABLE TO CONVERSION OF SHARES

     SECTION 3.01. SHARES HELD BY ADMIRALTY. Each share of Admiralty Common Stock held in treasury by Admiralty shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     SECTION 3.02. FRACTIONAL SHARES. No certificates representing fractional shares of Newly-Issued RMC Common Stock will be issued as a result of the Share Exchange. Any fractional share interest to which a Shareholder that holds outstanding shares of Admiralty Common Stock as of the Effective Time that such Shareholder would otherwise be entitled to receive shall be rounded up to the nearest whole share if such fraction is 0.5 or greater and shall be rounded down to the nearest whole share if such fraction is less than 0.5.

     SECTION 3.03. STOCK OPTIONS. At the Effective Time, all outstanding Admiralty Options (as defined below) shall be assumed by RMC in accordance with provisions described below. "Admiralty Options" means collectively any and all outstanding warrants and outstanding options of any kind or nature whatsoever, whether vested or unvested, to purchase shares of Admiralty Common Stock, and any promissory notes or other debt instruments issued by Admiralty and convertible into shares of Admiralty Common Stock.

          (a) At the Effective Time, each Admiralty Option, whether vested or unvested, shall be, in connection with the Share Exchange, assumed by RMC. Each Admiralty Option so assumed by RMC under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Admiralty Option immediately prior to the Effective Time.

          (b) Promptly following the Effective Time, RMC will issue to each holder of an outstanding Admiralty Option a document evidencing the foregoing assumption of such Admiralty Option by RMC. At or prior to the Effective Time, RMC shall take all corporate action necessary to reserve for issuance sufficient shares of Newly-Issued RMC Common Stock for delivery upon exercise of Admiralty Options assumed by it in accordance with this Section.

                                   ARTICLE IV

                               EXCHANGE OF SHARES

     SECTION 4.01. EXCHANGE AGENT. RMC's transfer agent shall serve as the exchange agent (the "Exchange Agent") in the Share Exchange.

     SECTION 4.02. DEPOSIT OF CERTIFICATES WITH EXCHANGE AGENT. At or prior to the Effective Time, RMC shall give instructions to the Exchange Agent about the issuance of certificates representing the aggregate number of shares of Newly-Issued RMC Common Stock issuable pursuant to this Agreement.

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

     SECTION 4.03. EXCHANGE PROCEDURES. Upon surrender of an Admiralty Certificate for cancellation to the Exchange Agent, together with a letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, then, subject to Closing, after the Effective Time the holder of such certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newly-Issued RMC Common Stock that such holder has the right to receive pursuant to the provisions of this Agreement, and the Admiralty Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section, each Admiralty Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the number of shares of Newly-Issued RMC Common Stock set forth in this Agreement. No interest will be paid or will accrue on any cash payable to holders of certificates pursuant to the provisions of this Article.

     Subject to Closing, after the Effective Time RMC shall not be obligated to deliver the consideration to which any Admiralty Shareholder is entitled as a result of the Share Exchange until such holder surrenders his or her certificate or certificates representing the shares of Admiralty Common Stock for exchange as provided in this Article or such holder provides an appropriate affidavit regarding loss of such certificate or agreement and an indemnification in favor of RMC as provided in this Article. All certificates representing shares of Newly-Issued RMC Common Stock shall bear the appropriate "restricted stock legend" evidencing that such shares have not been registered under the Securities Act.

     SECTION 4.04. RIGHTS OF FORMER ADMIRALTY OWNERS. At the Effective Time, the stock transfer books of Admiralty shall be closed and no transfer of Admiralty Common Stock by any such holder shall thereafter be made or recognized. Until surrendered in accordance with the provisions of this Article, each certificate theretofore representing shares of Admiralty Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the number of shares of Newly-Issued RMC Common Stock provided in this Agreement.

     SECTION 4.05. NO FURTHER OWNERSHIP RIGHTS IN ADMIRALTY STOCK. All shares of Newly-Issued RMC Common Stock issued upon the surrender for exchange of shares of Admiralty Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Admiralty Common Stock, and there shall be no further registration of transfers on the records of Admiralty of shares of Admiralty Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective
Time, Certificates are presented to Admiralty for any reason, they shall be canceled and exchanged as provided in this Article IV.

     SECTION 4.06. NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Newly-Issued RMC Common Stock shall be issued upon the surrender for exchange of certificates, no dividend or distribution of Newly-Issued RMC Common Stock shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of RMC. The procedure with respect to fractional shares is set forth in Section 3.04 hereof.

     SECTION 4.07. NO LIABILITY. None of RMC, Admiralty, the Exchange Agent or any party hereto shall be liable to any Person in respect of any shares of Newly-Issued RMC Common

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Stock  properly  delivered  to a  public  official  pursuant  to any  applicable abandoned property, escheat or similar law.

     SECTION 4.08. LOST CERTIFICATES. If any certificate representing Admiralty Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by RMC, the posting by such Person of a bond in such reasonable amount as RMC may direct as indemnity against any claim that may be made against either of them with respect to such certificate, the transfer agent will issue in exchange for such lost, stolen or destroyed certificate the appropriate shares of Newly-Issued RMC Common Stock and any unpaid dividends and distributions on such shares of Newly-Issued RMC Common Stock deliverable in respect thereof, in each case pursuant to this Agreement.

     SECTION 4.09. WITHHOLDING RIGHTS. RMC shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Newly-Issued RMC Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by RMC such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Admiralty Common Stock in respect of which such deduction and withholding was made by RMC.

     SECTION 4.10. DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Admiralty Common Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with Georgia law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive Newly-Issued RMC Common Stock pursuant to this Agreement, but the holder thereof shall only be entitled to receive payment in cash for the fair value of such holder's shares as determined pursuant to the applicable provisions of Georgia law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of Georgia law and surrendered to Admiralty the certificate or certificates representing the Dissenting Shares. Admiralty shall be solely responsible for paying any and all amounts owed with respect to any perfected dissenters' rights.

          (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Admiralty Capital Stock who demands appraisal of such shares under Georgia law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Newly-Issued RMC Common Stock as provided herein, without interest thereon, upon surrender of the certificate representing such shares.

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

          (c) Admiralty shall give RMC (i) prompt notice of any written notice by any shareholder of intent to demand payment for such shareholder's shares of Admiralty Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Georgia law and received by the Admiralty, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenters' rights under Georgia law. Admiralty shall not, except with the prior written consent of RMC, voluntarily make any payment with respect to any demands for dissenters' rights or offer to settle or settle any such demands.

                                   ARTICLE V

                              SHAREHOLDER APPROVAL

     SECTION 5.01. SHAREHOLDER APPROVAL. Admiralty shall (a) take all steps required by the GBCC to obtain the consent of its shareholders as soon as reasonably practicable, (b) recommend to its shareholders approval of the Share Exchange (except to the extent that the Board of Directors of Admiralty determines, after receiving the written advice of counsel, that such act is not permitted by such Board of Directors in the discharge of the fiduciary duties to Admiralty), (c) use its best efforts to obtain the necessary consent of its shareholders, (d) take all action required under the GBCC with respect to the holders of Dissenting Shares, and (e) in cooperation with RMC mail to its shareholders a transmittal letter to be used by such shareholders in forwarding their share certificates for surrender and exchange. All documentation sent by Admiralty to its shareholders pursuant to the immediately preceding sentence shall in form and substance be subject to the reasonable approval of RMC prior to distribution by Admiralty.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF ADMIRALTY

     Admiralty represents and warrants the following to RMC, as of the date of this Agreement and as of the Closing and the Effective Time:

     SECTION 6.01. ORGANIZATION, AUTHORITY AND CAPACITY. Admiralty is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Georgia, and has the full corporate power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement and the other documents and instruments to be delivered by Admiralty pursuant to this Agreement (collectively, the "Share Exchange Documents") and
(ii) carry on its business as it has been and is now being conducted and to own and lease the properties and assets which it now owns or leases. Admiralty is duly qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified or in good standing could be expected to have a material adverse effect on (A) Admiralty's ability to perform its obligations under the Share Exchange Documents to be executed and delivered by it or (B) the assets, results of operations or prospects of Admiralty taken as a whole (a "Admiralty Material Adverse Effect").

     SECTION 6.02. AUTHORIZATION AND VALIDITY. The execution, delivery and performance of the Share Exchange Documents have been duly authorized by all necessary corporate action on the part of Admiralty, other than shareholder approval. The Share Exchange Documents to be executed and delivered by Admiralty have been or will be, as the case may be, duly executed and delivered by Admiralty and constitute or will constitute the legal, valid and binding obligations of Admiralty, enforceable in accordance with their respective terms.

     SECTION 6.03. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. The execution, delivery and performance by Admiralty of the Share Exchange Documents to be executed and delivered by Admiralty: (a) do not require the consent of or notice to any Authority or any other third party; (b) do not conflict with any provision of Admiralty's articles or certificate of incorporation or bylaws; (c) do not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Admiralty is subject or by which Admiralty or any of its respective properties are bound; (d) do not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which Admiralty is a party or by which Admiralty or any of its properties are bound; and (e) will not create any lien, encumbrance or restriction upon any of the assets or properties of Admiralty.

     SECTION 6.04. GOVERNING DOCUMENTS OF ADMIRALTY. True and correct copies of the organizational documents and all amendments thereto of Admiralty have been provided to RMC. RMC has previously been provided with access to the minutes of Admiralty.

     SECTION 6.05. OUTSTANDING AND AUTHORIZED CAPITALIZATION. Admiralty currently has authorized 50,000,000 shares of Admiralty Common Stock, of which 17,595,212 shares are currently issued and outstanding. As of the Effective Time, Admiralty will have issued and outstanding not more than 18,370,000 shares of Admiralty Common Stock, reflecting additional shares sold in Admiralty's private placement. Admiralty currently has issued and outstanding Admiralty
Options to acquire 1,587,766 shares of Admiralty Common Stock. Admiralty currently has authorized 1,000,000 shares of Preferred Stock, none of which has been issued. Admiralty is not obligated to issue or repurchase any Admiralty Common Stock for any reason and no person or entity has any right or privilege (whether preemptive or contractual) for the purchase, subscription or issuance of any unissued Admiralty Common Stock.

     SECTION 6.06. FINANCIAL STATEMENTS. Admiralty has provided to RMC the unaudited financial statements of Admiralty for the year ended December 31, 2000 (collectively, the "Admiralty Financial Statements"). The Admiralty Financial Statements have been prepared by Admiralty's management in accordance with generally accepted accounting principles consistently applied and except for (a) the omission of notes to the Admiralty Financial Statements, and (b) the fact that the Admiralty Financial Statements will be subject to normal and customary audit adjustments which will not, in the aggregate, be material. The Admiralty Financial Statements present fairly the financial position of Admiralty as of the dates indicated and present fairly the results of operations of Admiralty for the periods then ended, and are in accordance with the books and records of Admiralty, which are complete and correct in all material respects.

     SECTION 6.07. ABSENCE OF CHANGES. Since December 31, 2000, Admiralty has conducted its business only in the ordinary course and has not:

          (a) suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations;

          (b) paid, discharged or satisfied any material liability other than in the ordinary course of business;

          (c) written off as uncollectible any account receivable other than in the ordinary course of business or suffered an impairment of any other asset (or is aware of any facts that would result in such write-off or impairment);

          (d) compromised any debts, claims or rights or disposed of any of its properties or assets other than in the ordinary course of business;

          (e) entered into any commitments or transactions not in the ordinary course of business involving aggregate value in excess of $25,000 or made aggregate capital expenditures or commitments in excess of $25,000;

          (f) made any material change in any method of accounting or accounting practice;

          (g) subjected any of its assets, tangible or intangible, to any Lien, encumbrance or restriction of any nature whatsoever, except for liens for current property taxes not yet due and payable;

          (h) hired, committed to hire or terminated any employee other than in the ordinary course of business;

          (i) except for payments, dividends or distributions consistent with past practices for prior periods, declared, set aside or made any payment, dividend or other distribution to any holder of Admiralty Common Stock or purchased, redeemed or otherwise acquired, directly or indirectly, any Admiralty Common Stock;

          (j) terminated or amended any material contract, license or other instrument to which Admiralty is a party or suffered any loss or termination or threatened loss or termination of any existing business arrangement or material supplier, the termination or loss of which, in the aggregate, would have a Admiralty Material Adverse Effect;

          (k) effected any change in its capital structure;

          (l) paid, discharged or satisfied any liability, obligation, or Lien other than payment, discharge or satisfaction of (i) Indebtedness as it matures and become due and payable or (ii) liabilities, obligations or Liens in the ordinary course of business consistent with past practice;

          (m) changed any of the accounting or tax principles, practices or methods used by Admiralty, except as required by changes in applicable Tax Laws or changed reserve amounts or policies;

          (n) settled or compromised any Tax liability or agreed to any adjustment of any Tax attribute or made any election with respect to Taxes;

          (o) (i) made any change in its working capital practices generally, including accelerating any collections of cash or accounts receivable or deferring payments or (ii) failed to make timely accruals, including with respect to accounts payable and liabilities incurred in the ordinary course of business;

          (p) failed to renew (at levels consistent with presently existing levels), terminated or amended or failed to perform any of its obligations or permitted any material default to exist or caused any material breach under, or entered into (except for renewals in the ordinary course of business consistent with past practice), any policy of insurance; or

          (q) except in the ordinary course of business consistent with past practice pursuant to appropriate confidentiality agreements, and except as required by any Law or any existing agreements or as may be reasonably necessary to secure or protect intellectual or other property rights of Admiralty, provided any confidential information to any Person other than RMC.

     SECTION 6.08. NO UNDISCLOSED LIABILITIES. Admiralty does not have any material Liabilities, other than those Liabilities which have been adequately reflected in or provided for in the Admiralty Financial Statements or incurred in the ordinary course of its business since the date of the most recent balance sheet included in the Admiralty Financial Statements.

     SECTION 6.09. LITIGATION, ETC. There are (a) no claims, lawsuits, actions, arbitrations, administrative or other proceedings pending (a "Claim") against Admiralty, (b) to the knowledge of Admiralty, no governmental or administrative investigations or inquiries pending that involve Admiralty, and (c) no judgments against or consent decrees binding on Admiralty or its assets or which may have an adverse effect on, the business or goodwill of Admiralty.

     SECTION 6.10. REAL AND PERSONAL PROPERTY.

          (a) Admiralty (i) has good and valid title to all of the personal and mixed, tangible and intangible property, rights and assets which it purports to own, including all the personal property and assets reflected in the Admiralty Financial Statements; and (ii) owns such rights, assets and personal property free and clear of all Liens, encumbrances or restrictions of any nature whatsoever (except for those disclosed in the Admiralty Financial Statements and except for current year ad valorem taxes).

          (b) Admiralty does not own any real property.

     SECTION 6.11. INSURANCE POLICIES. Each of Admiralty's insurance policies is in full force and effect, is valid and enforceable, and Admiralty is not in breach of or in default under any such policy. All of Admiralty's current policies will be outstanding and duly in force at the Closing Date, the premiums payable in respect of such policies have been paid in full, and none of such policies provide for any retrospective premium adjustment or other experience based liability on the part of Admiralty. Admiralty has not received any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the said insurance.

     SECTION 6.12. TAXES. Admiralty has filed or obtained filing extensions for all tax returns, federal, state, county, and local, required to be filed by it, and Admiralty has paid or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including, without limitation, all taxes which Admiralty is obligated to withhold from amounts owing to employees, creditors, and third parties. The federal income tax returns of Admiralty have never been audited by the Internal Revenue Service and no state income or sales tax returns of Admiralty have been audited. No deficiency assessment with respect to or proposed adjustment of Admiralty's federal, state, county, or local taxes is pending or, to the best of Admiralty's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of Admiralty. Neither Admiralty nor any of its shareholders have ever filed a consent pertaining to Admiralty pursuant to Section 341(f) of the IRC (as hereinafter defined), relating to collapsible corporations.

     SECTION 6.13. REQUIRED VOTE OF ADMIRALTY SHAREHOLDERS. The affirmative vote of the holders of a majority of the outstanding shares of Admiralty Common Stock is required to approve the Share Exchange. No other vote of the Shareholders of Admiralty is required by law, the certificate of incorporation or bylaws of Admiralty or otherwise in order for Admiralty to consummate the Share Exchange and the transactions contemplated hereby.

     SECTION 6.14. BROKERAGE. Ladan Reserve, Inc., has served as a finder in connection with the Share Exchange. At the Closing, Admiralty shall pay to Ladan Reserve, Inc., as a finder's fee the sum of Fifty Thousand Dollars ($50,000). Except as specifically provided otherwise in this Section, neither Admiralty, nor any Admiralty Shareholder, has employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from Admiralty, or from RMC or its Affiliates, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 6.15. STATEMENTS TRUE AND CORRECT. No representation or warranty made herein by Admiralty, nor in any statement, certificate or instrument to be furnished to RMC by Admiralty pursuant to any Share Exchange Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained herein and therein not misleading. There is no fact known to Admiralty which materially and adversely affects the business, prospects, working capital or financial condition of Admiralty or its properties or assets, which has not been set forth in this Agreement.

     SECTION 6.16. COMPETING TECHNOLOGY. Admiralty has no actual knowledge of any technology, other than that being used and/or developed by Admiralty, which has the ability to differentiate among the various types of ferrous and non-ferrous metals through seawater.

                                  ARTICLE VII

                      REPRESENTATIONS AND WARRANTIES OF RMC

     RMC and USE hereby represent and warrant to Admiralty as follows as of the date of this Agreement and as of the Closing and the Effective Time:

     SECTION 7.01. ORGANIZATION, AUTHORITY AND CAPACITY. RMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. RMC has the full power and authority necessary to (a) execute, deliver and perform its obligations under the Share Exchange Documents to be executed and delivered by it, and (b) carry on its business as it has been and is now being conducted and to own and lease the properties and assets which it now owns or leases. RMC is duly qualified to do business and is in good standing in each jurisdiction in which a failure to be so qualified or in good standing would have a material adverse effect on (i) their ability to perform their obligations under the Share Exchange Documents to be executed and delivered by it or, (ii) the assets, results of operations or prospects of RMC (an "RMC Material Adverse Effect").

     SECTION 7.02. AUTHORIZATION AND VALIDITY. The execution, delivery and performance of the Share Exchange Documents to be executed and delivered by RMC will be duly authorized by all necessary corporate action by RMC. The Share Exchange Documents to be executed and delivered by RMC have been or will be, as the case may be, duly executed and delivered by RMC and constitute or will constitute the legal, valid and binding obligations of RMC, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     SECTION 7.03. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. The execution, delivery and performance by RMC of the Share Exchange Documents to be executed and delivered by it: (a) do not require the consent of or notice to any governmental or regulatory authority or any other third party; (b) will not conflict with any provision of RMC's articles or certificate of incorporation or bylaws; (c) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which RMC is a party or by which RMC or any of their respective properties are bound; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any RMC Material Agreement; and (e) will not create any lien, encumbrance or restriction upon any of the assets or properties of RMC.

     SECTION 7.04. GOVERNING DOCUMENTS. True and correct copies of the organizational documents and all amendments thereto of RMC and copies of the bylaws of RMC have been provided to Admiralty. Admiralty has previously been provided with access to RMC's minutes, and such minutes accurately reflect all proceedings of the shareholders and board of directors of RMC (and all committees thereof).

     SECTION 7.05. OUTSTANDING AND AUTHORIZED CAPITALIZATION. The authorized capital stock of RMC consists of One Hundred Million (100,000,000) shares of RMC Common Stock. As of the date of this Agreement, RMC has 3,994,027 shares of RMC Common Stock and no shares of preferred stock issued and outstanding. There are no outstanding warrants, options, rights, calls or other commitments of any nature relating to shares of capital stock of RMC, no outstanding securities convertible into or exchangeable for shares of capital stock of RMC, and, RMC is not obligated to issue or repurchase any of its shares of capital stock for any reason and no person or entity has any right or privilege (whether preemptive or contractual) for the purchase, subscription or issuance of any unissued shares of capital stock of RMC. No shares of RMC Common Stock are held in RMC's treasury. All Newly-Issued RMC Common Stock to be issued in connection with the Share Exchange will be duly and validly issued, fully paid and nonassessable.

     SECTION 7.06. REPORTS AND FINANCIAL STATEMENTS. RMC Common Stock is registered with the Securities and Exchange Commission (the "SEC") under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith RMC files reports and other information with the SEC. All reports and other information required to be filed by RMC (individually a "SEC Report" and collectively, the "SEC Reports") have previously been made available to Admiralty (including through the SEC's EDGAR system). As of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Reports (including any related notes and schedules) complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto, and except that unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by the SEC's Form 10-QSB) and fairly presented the financial position of RMC as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments).

     SECTION 7.07. ABSENCE OF CHANGES. Except as set forth in the SEC Reports, and except as specifically contemplated by this Agreement, since November 30, 2000, RMC has conducted its business only in the ordinary course and there has not been an RMC Material Adverse Effect.

     SECTION 7.08. NO UNDISCLOSED LIABILITIES. RMC has no Liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) Liabilities or obligations reflected in any of the SEC Reports, (b) Liabilities incurred in the ordinary course of business since the date of the most recent SEC Reports, or (c) Liabilities or obligations that would not, individually or in the aggregate, have an RMC Material Adverse Effect.

     SECTION 7.09. NO VIOLATION OF LAW. The business of RMC has not been and is not currently in violation of no local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body except (a) as described in any of the SEC Reports and (b) for violations that would not, individually or in the aggregate, have an RMC Material Adverse Effect.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

     SECTION 8.01. ACCESS TO INFORMATION. At all times prior to the Closing, Admiralty will afford the officers and authorized representatives of RMC access to Admiralty's properties, books and records that may relate to or concern the Share Exchange and will furnish such parties with such additional financial, operating and other information as to the business and properties of Admiralty as such parties may from time to time reasonably request. Such parties shall also be allowed access, upon reasonable notice, to consult with the officers, employees, accountants, counsel and agents of Admiralty in connection with such investigation of the properties and business of Admiralty. In addition, at all times prior to the Closing RMC will afford the officers and authorized representatives of Admiralty access to all of RMC's properties, books and records that may relate to or concern the Share Exchange and will furnish such parties with such additional financial, operating and other information as to the business and properties of RMC as such parties may from time to time reasonably request. Such parties shall also be allowed access, upon reasonable notice, to consult with the officers, employees, accountants, counsel and agents of RMC in connection with such investigation of the properties and business of RMC. In each case, such access or investigation shall be subject to Section 8.07.

     SECTION 8.02. NO-SHOP. Unless and until this Agreement is terminated pursuant to Article XI hereof, Admiralty shall not directly or indirectly, through any officer, director, shareholder, employee, agent, or otherwise: (a) solicit, initiate or encourage submission of proposals or offers from any person or other entity relating to any purchase of any acquisition or business combination of all or a material amount of the assets of, or an equity interest in Admiralty, or approve or undertake any such transaction; (b) participate in any discussions or negotiations regarding, or furnish to any other person, corporation or other entity, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person, corporation or other entity to do, any of the foregoing; or (c) enter into any contract, agreement or understanding, whether oral or written, that would prevent the consummation of the Share Exchange. Notwithstanding the foregoing, in the event Admiralty or any Shareholder shall directly or indirectly receive a proposal relating to any acquisition or business combination involving Admiralty, Admiralty or such Shareholder shall immediately notify RMC in writing of the terms of such proposal.

Admiralty agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any acquisition, business combination, equity interest or similar transaction with respect to Admiralty.

     SECTION 8.03. AFFIRMATIVE COVENANTS OF ADMIRALTY. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, Admiralty covenants and agrees that, unless the prior written consent of RMC shall have been obtained, and except as otherwise expressly contemplated herein, Admiralty shall:

          (a) operate its business only in the usual, regular, and ordinary course of business, consistent with past practices;

          (b) use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers;

          (c) use reasonable commercial efforts to retain the services of its employees, agents and consultants on terms and conditions not less favorable than those existing prior to the date hereof and to ensure that there are no material or adverse changes to employee relations;

          (d) keep and maintain its assets in their present condition, repair and working order, except for normal depreciation and wear and tear, and maintain its insurance, rights and licenses;

          (e) pay all accounts payable of Admiralty in accordance with past practice and collect all accounts receivable in accordance with past practice;

          (f) cause all tax returns that have not been filed prior to the date hereof to be prepared and filed on or before the date such tax return is required to be filed (taking into account any extensions of the filing deadlines granted); provided, however, that any such tax return shall not be filed without a reasonable opportunity for prior review and comment by RMC;

          (g) perform in all material respects all obligations under agreements relating to or affecting its assets, properties or rights;

          (h) keep in full force and effect present insurance policies or other comparable insurance coverage; and

          (i) notify RMC of (i) any event or circumstance which has caused or constituted, or is reasonably likely to have a Admiralty Material Adverse Effect or would cause or constitute, a breach of any of the representations, warranties or covenants contained herein by Admiralty; or
     (ii) any material change in the normal course of business or in the operation of the assets, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving Admiralty or any material property of Admiralty. Admiralty agrees to keep RMC fully informed of such events and to permit RMC's representatives prompt access to all materials prepared in connection therewith.

     SECTION 8.04. NEGATIVE COVENANTS OF ADMIRALTY. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, Admiralty covenants and agrees that it will not do any of the following without the prior written consent of RMC:

          (a) take any action which would (i) adversely affect the ability of any party to the Share Exchange Documents to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements under the Share Exchange Documents;

          (b) amend any of its organizational or governing documents;

          (c) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any Admiralty Common Stock, or declare or pay any dividend or make any other distribution in respect of Admiralty Common Stock;

          (d) purchase or acquire any assets or properties, whether real or personal, tangible or intangible, or sell or dispose of any assets or properties, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

          (e) purchase any securities or make any material investment, either by purchase of stock or other securities, contributions to capital, asset transfers, or purchase of any assets, in any entity, or otherwise acquire direct or indirect control over any other entity;

          (f) adopt any new employee benefit plan or employment or consulting agreement or make any material change in or to any existing employee benefit plan or employment or consulting agreement other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan;

          (g) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

          (h) commence any litigation other than in accordance with past practice, settle any litigation involving any liability of Admiralty for material money damages or restrictions upon the operations of Admiralty;

          (i) except in the ordinary course of business, make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

          (j) take any action, or omit to take any action, which would cause any of the representations and warranties contained in Article VI to be untrue or incorrect; and

          (k) agree, in writing or otherwise, to take any of the foregoing actions or take any action that would result in any of the conditions to the Share Exchange not being satisfied or, except as otherwise allowed hereunder, that could reasonably be expected to prevent, impede, interfere with or significantly delay the transactions contemplated hereby.

     SECTION 8.05. AFFIRMATIVE COVENANTS OF RMC. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, RMC and USE covenant and agree that, unless the prior written consent of Admiralty shall have been obtained, and except as otherwise expressly contemplated herein, RMC shall, and USE shall cause RMC, to:

          (a) use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers; and

          (b) notify Admiralty of (i) any event or circumstance which has caused or constituted, or is reasonably likely to have an RMC Material Adverse Effect or would cause or constitute, a breach of any of RMC's representations, warranties or covenants contained herein; or (ii) any material change in the normal course of business or in the operation of RMC's assets, and of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings; and

          (c) Conduct its business only in the ordinary  course,  and not engage
     in  any  extraordinary   transactions  without  Admiralty's  prior  written
     consent.

     SECTION 8.06. NEGATIVE COVENANTS OF RMC. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, RMC and USE covenant and agree that, unless the prior written consent of Admiralty shall have been obtained, and except as otherwise expressly contemplated herein, RMC shall, and USE shall cause RMC, to:

          (a) not take any action which would (i) adversely affect the ability of any party to the Share Exchange Documents to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements under the Share Exchange Documents;

          (b) not take any action, or omit to take any action, which would cause any of the representations and warranties contained in Article VII to be untrue or incorrect.

          (c) Not dispose of any of its assets, except in the ordinary course of business, except that RMC may assign its mining equipment and investments in USE and Crested Corp. to USE as part of the Exchange Services Payment.

          (d) Not increase the salary, compensation formula or other compensation arrangements for any employee, and not grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director, shareholder or consultant.

          (e) Not increase, terminate, amend or otherwise modify any plan for the benefit of employees.

          (f) Not issue any equity securities or Rights without the prior written consent of Admiralty.

          (g) Except for amounts described in attached Schedule 8.06(g) and except for payment in cash of dividends, redemption amounts or shareholder distributions, and payment of current liabilities as shown in the Form 10-QSB for the six (6) months ended November 30, 2000, not pay any dividends, redeem any securities, or otherwise cause assets of RMC to be distributed to any of its shareholders except by way of compensation to employees who are also shareholders within the limitations set forth above, without the prior written consent of Admiralty.

          (h) Not borrow any funds, under existing lines of credit or otherwise, except as reasonably necessary for the ordinary operation of its business in a manner, and in amounts, in keeping with historical practices.

          (i) Not to enter into any material contract or agreement relating to the underwriting of securities without the written consent of Admiralty.

     SECTION 8.07. CONFIDENTIALITY. RMC and Admiralty agree that each shall hold in confidence any confidential information about the other that it has received, or hereafter receives, pursuant to any provision of this Agreement under circumstances indicating the confidentiality of such information unless (a) such information shall have been publicly disclosed other than as a result of any wrongful action by the recipient of such information, or (b) the recipient of such information independently develops or is aware of such information.

     SECTION 8.08. PUBLIC ANNOUNCEMENTS. RMC and Admiralty will consult with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other party objects thereto, unless the same may be required by applicable law.

     SECTION 8.09. FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Admiralty shall execute and file a Certificate of Share Exchange with the Secretary of State of the State of Georgia and, if required, the Secretary of State of the State of Colorado in connection with the Closing.

     SECTION 8.10. CONDITIONS TO CLOSING. Admiralty and RMC agree to use their commercially reasonable best efforts to satisfy the closing conditions set forth in Articles IX and X of this Agreement by March 31, 2001, and if not by such time, as soon thereafter as possible.

     SECTION 8.11. SALE OF SHARES; SHAREHOLDER APPROVAL.

          (a) The Newly-Issued RMC Common Stock to be issued in the Share Exchange will be issued by RMC relying on an exemption from registration pursuant to Section 4(2) under the Securities Act and Regulation D thereunder or similar exemptions under the Securities Act, and the certificates representing the shares of Newly-Issued RMC Common Stock shall bear appropriate legends to identify such shares as "restricted securities" under the Securities Act and to comply with applicable state securities laws. Each Admiralty Shareholder acknowledges and agrees that in order for RMC to rely on such exemptions from registration, RMC will be required to obtain certain representations made by the Shareholders including, but not limited to, representations concerning status as an "accredited investor" within the meaning of Regulation D of the Securities Act and regarding limitations on resales of the Newly-Issued RMC Common Stock.

          (b) So long as required in the reasonable opinion of RMC's counsel, stock transfer orders will be given to RMC's Transfer Agent in connection with the certificates to be issued representing the Newly-Issued RMC Common Stock and such certificates will bear legends substantially as follows:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION WITH RESPECT TO ANY PROPOSED TRANSFER OR DISPOSITION OF SUCH SHARES SHALL HAVE BEEN ESTABLISHED TO THE SATISFACTION OF THE ISSUER. IN ADDITION, THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION OR QUALIFICATION UNDER SUCH LAWS."

                                   ARTICLE IX

                        CONDITIONS TO OBLIGATIONS OF RMC

     The obligation of RMC to consummate the Share Exchange is subject to the satisfaction or written waiver, at or prior to Closing, of each of the following conditions:

     SECTION 9.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Admiralty set forth in this Agreement, or any document or instrument delivered to RMC hereunder, shall be true and correct in all material respects as of the Effective Time with the same force and effect as if such representations and warranties had been made at and as of the Effective Time, except with respect to any of such representations and warranties referring to a state of facts existing on a specified date prior to the Closing Date, it shall be sufficient if at the Effective Time such representation and warranty continues to describe accurately the state of facts existing on the date so specified; provided, however, that Admiralty shall have five days to cure any such material breach of a representation or warranty (it being agreed that such five day period shall commence as to such breach upon RMC becoming aware thereof and that disclosure of a matter subsequent to the date hereof shall not constitute a cure).

     SECTION 9.02. PERFORMANCE; COVENANTS. All of the terms, covenants and conditions of the Share Exchange Documents to be complied with or performed by Admiralty at or prior to Closing shall have been complied with and performed in all material respects including, but not limited to, the delivery of the following documents:

          (a) A good standing certificate regarding Admiralty, certified by the Secretary of State of the respective state of incorporation and all states where such entity is qualified to do business, dated within 30 business days of the Closing;

          (b) A certificate dated as of the Closing Date signed by the duly authorized officers of Admiralty certifying that the representations and warranties of Admiralty set forth herein are true and correct in all material respects as of the Effective Time and that Admiralty has fulfilled all of the conditions of this Article IX;

          (c)  Written   consents  of  all  third  parties   necessary  for  the
     consummation of the transactions contemplated by the Share Exchange Documents;

          (d) Resolutions duly adopted by Admiralty (Board and shareholder) approving the execution, delivery and performance of this Agreement and the consummation of the Share Exchange, certified by an appropriate officer of Admiralty; and

          (e) All books and records of Admiralty, including all corporate and other records, minute books, stock record books, stock registers, books of accounts, contracts, agreements and such other documents or certificates as shall be reasonably requested by RMC, which the parties acknowledge will at the Closing be located at the corporate offices of Admiralty.

          (f) An opinion of counsel to Admiralty substantially similar in form and content to the document attached to this Agreement as Exhibit B.

     SECTION 9.03. NECESSARY CONSENTS AND APPROVALS. RMC and Admiralty shall have obtained all licenses, consents and permits, provided all notices, and all waiting periods required by Law, shall have expired, necessary in order for RMC and Admiralty to consummate the Share Exchange.

     SECTION 9.04. NO MATERIAL ADVERSE CHANGE. There shall not have occurred a Admiralty Material Adverse Effect between the date hereof and the Effective Time or a material change in the financial condition of Admiralty as represented in the Admiralty Financial Statements.

     SECTION 9.05. NO INJUNCTION, ETC. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Share Exchange, or which is related to or arises out of the business or operations of Admiralty, if such action, proceeding, investigation or legislation, in the reasonable judgment of RMC or its counsel, would make it inadvisable to consummate such transactions. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

     SECTION 9.06. ADMIRALTY SHAREHOLDER APPROVAL. This Agreement and all other documents and instruments to be delivered in connection herewith, shall have been approved by the Admiralty Shareholders in accordance with the GBCC.

     SECTION 9.07. FINANCIAL STATEMENTS. RMC shall obtain all audited historical or unaudited pro forma financial statements with respect to the transaction contemplated under this Agreement that will be required to be included in a Current Report on Form 8-K/A to be filed with respect to the Share Exchange. Admiralty understands that RMC shall not close the Share Exchange unless and until the audit report on Admiralty's financial statements for the two years ended December 31, 2000, has been issued and delivered to RMC. Admiralty's audited financial statements shall cover the two years ended December 31, 2000, and from inception to that date.

     SECTION 9.08. CERTIFICATE OF SHARE EXCHANGE. Admiralty shall have executed and delivered to RMC the certificate of Share Exchange to be filed with the Secretary of State of the State of Georgia and/or the Secretary of State of the State of Colorado in connection with the Share Exchange.

     SECTION 9.09. TAX-FREE SHARE EXCHANGE. No event outside the control of RMC shall have occurred between the date of this Agreement and the Closing Date, so as to jeopardize the treatment of the transactions contemplated by the Share Exchange as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 9.10. EVIDENCE OF COMPLIANCE WITH SECURITIES LAWS. RMC shall be satisfied that the issuance of the Newly-Issued RMC Common Stock to the Shareholders qualifies for an exemption from registration pursuant to Section 4(2) under the Securities Act and Regulation D thereunder.

                                   ARTICLE X

                     CONDITIONS TO OBLIGATIONS OF ADMIRALTY

     The obligations of Admiralty to close the Share Exchange are subject to the satisfaction or waiver, at or prior to Closing, of each of the following conditions:

     SECTION 10.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of RMC set forth in this Agreement, or any document or instrument delivered to any party hereunder, shall be true and correct in all material respects as of the Effective Time with the same force and effect as if such representations and warranties had been made at and as of the Effective Time, except with respect to any of such representations and warranties referring to a state of facts existing at a specified date prior to the Closing Date, it shall be sufficient if at the Effective Time such representation and warranty continues to describe accurately in all material respects the state of facts existing on the date so specified; provided, however, that RMC shall have five days to cure any such material breach of a representation or warranty (it being agreed that such five day period shall commence as to such breach upon Admiralty becoming aware thereof and that disclosure of a matter subsequent to the date hereof shall not constitute a cure).

     SECTION 10.02. PERFORMANCE; COVENANTS. All of the terms, covenants and conditions of this Agreement to be complied with or performed by RMC at or prior to the Closing shall have been complied with and performed in all material respects, including, but not limited to delivery of the following documents:

          (a) A good standing certificate regarding RMC certified by the Secretary of State of Colorado dated within 30 days prior to Closing;

          (b) A  certificate  dated  as of the  Closing  Date  signed  by a duly
     authorized  officer  of  RMC  certifying  that  the   representations   and
     warranties of RMC set forth herein are true and correct in all material respects as of the Effective Time and that RMC has fulfilled all of the conditions of this Article; and

          (c) Resolutions duly adopted by the Board of Directors of RMC approving the execution, delivery and performance of this Agreement and the consummation of the Share Exchange, certified by an appropriate officer of RMC.

          (d) An opinion of counsel to RMC substantially similar in form and content to the document attached to this Agreement as Exhibit C.

     SECTION 10.03. NO MATERIAL ADVERSE CHANGE. There shall not have occurred an RMC Material Adverse Effect between the date hereof and the Effective Time.

     SECTION 10.04. NO INJUNCTION, ETC. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Share Exchange, or which is related to or arises out of the business, if such action, proceeding, investigation or legislation, in the reasonable judgment of Admiralty or its counsel, would make it inadvisable to consummate such transactions. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

     SECTION 10.05. CERTIFICATE OF SHARE EXCHANGE. RMC shall have executed and delivered to Admiralty the certificate of Share Exchange to be filed with the Secretary of State of the State of Georgia and/or the Secretary of State of the State of Colorado in connection with the Share Exchange.

     SECTION 10.06. TAX-FREE SHARE EXCHANGE. No event outside the control of Admiralty shall have occurred between the date of this Agreement and the Closing Date, so as to jeopardize the treatment of the transactions contemplated by the Share Exchange as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 10.07. SHAREHOLDER APPROVAL. RMC shall have obtained any and all consents of their respective shareholders required by any applicable law to consummate the Share Exchange.

     SECTION 10.08. NASDAQ NOTIFICATION. RMC shall have given advance notice of the Share Exchange to NASDAQ in accordance with Over-the-Counter Electronic Bulletin Board regulations.

                                   ARTICLE XI

                                   TERMINATION

     SECTION 11.01. RIGHT OF TERMINATION. This Agreement and the Share Exchange may be terminated at any time prior to the Closing Date:

          (a) By the mutual written consent of RMC and Admiralty.

          (b) by either Admiralty or RMC if the Effective Time shall not have occurred on or before March 31, 2001; provided, that the party seeking to terminate this Agreement pursuant to this Section shall not have breached in any material respect its obligations under this Agreement in any manner that shall have materially contributed to the failure to consummate the Share Exchange on or before such date; and

          (c) by either Admiralty or RMC if (i) a statute, rule, regulation or executive order shall have been enacted, entered, promulgated or enforced by any Governmental Authority prohibiting the consummation of the Share Exchange substantially on the terms contemplated hereby or (ii) an order,
     decree,   ruling  or  injunction   shall  have  been
     entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Share Exchange substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section shall have used its reasonable best efforts to remove such order, decree, ruling or injunction.

     SECTION 11.02. EFFECT OF TERMINATION. In the event of termination in accordance with Section, this Agreement shall become void and of no further force or effect, without any liability on the part of any of the parties hereto or their respective owners, directors, officers or employees, except the obligations of each party to preserve the confidentiality of documents, certificates and information furnished to such party pursuant thereto and for any obligation or liability of any party based on or arising from any breach or default by any such party with respect to his or its particular representations, warranties, covenants or agreements, as to his or its particular actions or inactions, contained in the Share Exchange Documents.

                                  ARTICLE XII

                       SURVIVAL OF TERMS; INDEMNIFICATION

     SECTION 12.01. SURVIVAL. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that

          (a) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and

          (b) all representations and warranties shall survive and continue until two years from the date of Closing.

     SECTION 12.02. INDEMNIFICATION BY ADMIRALTY. Subject to this Article XII, RMC and its Affiliates, including RMC's officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by Admiralty at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the reasonable fees and expenses of counsel) resulting from, or in respect of, any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of Admiralty under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by Admiralty hereunder.

     SECTION  12.03.  INDEMNIFICATION  BY  RMC.  Subject  to this  Article  XII,
Admiralty and its Affiliates, officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by RMC, at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the reasonable fees and expenses of counsel) resulting from, or in respect of any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of RMC under this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by RMC hereunder.

                                  ARTICLE XIII

                               CERTAIN DEFINITIONS

     Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "Affiliate" shall mean, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities,
(c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

     "Agreement" shall mean this Plan and Agreement to Exchange Stock.

     "RMC Material Adverse Effect" shall have the meaning set forth in Section 7.01.

     "RMC Common Stock" shall mean the common stock, $0.001 par value, of RMC.

     "RMC" shall mean Ruby Mining Company, a Colorado corporation.

     "Authority" shall mean any governmental, regulatory or administrative body, agency, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory agency, arbitrator authority, whether international, national, federal, state or local.

     "Claim" shall mean any action, claim, obligation, liability, expense, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

     "Closing Date" shall have the meaning set forth in Section 1.02.

     "Closing" shall mean the meaning set forth in Section 1.02.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Effective Time" shall have the meaning set forth in Section 1.03.



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

     "GBCC" shall have the meaning set forth in Section 1.03.

     "Admiralty Common Stock" shall mean the Common Stock, $.001 par value, of Admiralty.

     "Admiralty" shall mean Admiralty Corporation, a Georgia corporation.

     "Intellectual Property" shall mean all letters patent, patent applications, inventions upon which patent applications have not yet been filed, trade names, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, copyrights and copyright registrations and applications, both domestic and foreign, owned, possessed or used by Borrower.

     "Knowledge" or "known," "to the knowledge of," or similar references shall mean the actual knowledge of any of the directors, officers or managerial personnel of Admiralty or RMC with respect to the matter in question, and such knowledge as any of the directors, officers or managerial personnel of Admiralty or RMC reasonably should have obtained upon diligent investigation and inquiry into the matter in question.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including, without limitation, any easement, right-of-way, zoning or similar restriction or title defect), lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

     "Share  Exchange  Documents"  shall have the  meaning  set forth in Section
6.01.

     "Share Exchange" shall have the meaning set forth in the Preamble of the Agreement.

     "Person" shall mean any corporation, partnership, joint venture, Admiralty, syndicate, organization, association, trust, entity, joint stock Admiralty, unincorporated organization, Authority or natural person.

     "Proportionate Share" shall have the meaning set forth in Section 12.07.

     "SEC Reports" shall have the meaning set forth in Section 7.06.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shareholders" shall mean all of the holders of the Admiralty Common Stock.

     "Subsidiary" shall mean any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly.



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

     "Admiralty  Financial  Statements"  shall  have the  meaning  set  forth in
Section 6.07.

     "Admiralty  Material  Adverse  Effect"  shall have the meaning set forth in
Section 6.01.

     "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

     "Tax" shall mean any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and "Taxes" means any or all of the foregoing collectively.

     Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

     SECTION 14.01. NOTICES.

          (a) Any notice sent in accordance  with the provisions of this Section
     14.01 shall be deemed to have been received (even if delivery is refused or unclaimed) on the date which is: (i) the date of proper posting, if sent by certified U.S. mail or by express U.S. mail or private overnight courier; or (ii) the date on which sent, if sent by facsimile transmission, with confirmation and with the original to be sent by certified U.S. mail, addressed as follows:

        If to Admiralty:           Admiralty Corporation
                                   Suite 810
                                   3399 Peachtree Road, NE
                                   Atlanta, GA  30326
                                   Attention:  Steven A. Cunningham
                                   Facsimile:  (404) 231-9400



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

        Copy to Counsel:           Kutak Rock LLP
                                   Peachtree Center South Tower
                                   Suite 2100
                                   225 Peachtree Street, N.E.
                                   Atlanta, GA  30303
                                   Attention:  Robert E. Altenbach, Esq.
                                   Facsimile:     (404) 222-4654

        If to RMC:                 Ruby Mining Company
                                   877 North 8th West
                                   Riverton, WY 82501
                                   Attention: Harold F. Herron
                                   Facsimile: (307) 857-3050

        Copy to Counsel:           The Law Office of Stephen E. Rounds
                                   4635 East Eighteenth Avenue
                                   Denver, Colorado 80220
                                   Attention: Stephen E. Rounds
                                   Facsimile: 303-377-0231

          (b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this
     Section 14.01.

     SECTION 14.02. EXPENSES. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including any fees of brokers, finders, investment bankers or other agents or incurred to obtain a fairness opinion.

     SECTION 14.03. FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

     SECTION 14.04. WAIVER. Any failure on the part of any party to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     SECTION 14.05. ASSIGNMENT. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of all other parties.

     SECTION 14.06. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns. This Agreement shall survive the Closing and not be merged therein.



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

     SECTION 14.07. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 14.08. ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     SECTION 14.09. GOVERNING LAW; SEVERABILITY. Except as specifically provided otherwise herein, this Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws. The provisions of this Agreement are severable and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

     SECTION 14.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 14.11. BROKERS AND FINDERS. Ladan Reserve, Inc., has served as a finder in connection with the Share Exchange. At the Closing, Admiralty shall pay to Ladan Reserve, Inc., as a finder's fee the sum of Fifty Thousand Dollars ($50,000). Except and specifically provided otherwise in this Section, no party has employed or otherwise incurred in any manner any liability for any brokerage fees, agents commissions or finder's fees concerning the transactions contemplated hereby.

     SECTION 14.12. SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement are by reference made a part hereof.

     SECTION 14.13. ENFORCEMENT OF AGREEMENT. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.


                  [Remainder of page intentionally left blank]



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




            [Signature page to Agreement and Plan of Share Exchange]


     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

                                      RMC:


                                      RUBY MINING COMPANY


                                      By    /s/  Harold F. Herron
                                         ---------------------------------------
                                      Name    Harold F. Herron
                                           -------------------------------------
                                      Title   Vice President
                                            ------------------------------------


                                      ADMIRALTY:


                                      ADMIRALTY CORPORATION


                                      By      /s/   Herbert C. Leeming
                                         ---------------------------------------
                                      Name      Herbert C. Leeming
                                           -------------------------------------
                                      Title     Chairman
                                            ------------------------------------


                                      USE:


                                      U.S. ENERGY CORPORATION


                                      By    /s/   Keith G. Larsen
                                         ---------------------------------------
                                      Name    Keith G. Larsen
                                           -------------------------------------
                                      Title   President
                                            ------------------------------------



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